EXHIBIT 10.9

SUBORDINATED CONVERTIBLE NOTE
AND WARRANT PURCHASE AGREEMENT

by and among

A4S TECHNOLOGIES, INC.,
AS THE COMPANY
and

GREGORY PUSEY,
AS AGENT

and

THE PURCHASERS IDENTIFIED ON
ANNEX A ATTACHED HERETO

September 29, 2003

TABLE OF CONTENTS

ARTICLE 1   DEFINITIONS

         1.1      Certain Definitions
         1.2      Accounting Principles
         1.3      Other Definitional Provisions; Construction

ARTICLE 2   ISSUE AND SALE OF NOTES AND WARRANTS

         2.1      Authorization and Issuance of the Notes and Warrants
         2.2      Sale and Purchase
         2.3      The Closing
         2.4      Subsequent Sales of Notes and Warrants

ARTICLE 3   REPAYMENT OF THE NOTES

         3.1      Interest Rates and Interest Payments
         3.2      Repayment of the Notes
         3.3      Optional Prepayment of Notes
         3.4      Notice of Optional Prepayment
         3.5      Mandatory Prepayment
         3.6      Payment
         3.7      Maximum Lawful Rate
         3.8      Certain Waivers

ARTICLE 4   CONDITIONS

         4.1      Conditions to Purchase of Securities

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         5.1      Representations and Warranties of the Company
         5.2      Absolute Reliance on the Representations and Warranties

ARTICLE 6   TRANSFER OF SECURITIES

         6.1      Purchase Entirely for His Own Account
         6.2      Disclosure of Information
         6.3      Investment Experience
         6.4      Restricted Securities
         6.5      Legends
         6.6      Transfer of Notes
         6.7      Replacement of Lost Notes
         6.8      No Other Representations Affected
         6.9      Advice of Counsel
         6.10      No Other Representations Affected

ARTICLE 7   COVENANTS

         7.1      Affirmative Covenants
         7.2      Negative Covenants

ARTICLE 8   EVENTS OF DEFAULT

8.1 Events of Default	1 1 6 6 6 6 6 6 7 7 7 7 8 8 8 8 8 8 9 9 10 10 14 14 14 15 15 15 15 15 16 16 16 16 16 16 19 19 19

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         8.2      Consequences of Event of Default

ARTICLE 9   THE AGENT

         9.1      Authorization and Action
         9.2      Delegation of Duties
         9.3      Exculpatory Provisions
         9.4      Reliance
         9.5      Non-Reliance on Agent and Other Purchasers
         9.6      Agent in its Individual Capacity
         9.7      Successor Agent
         9.8      Consent of Purchasers
         9.9      This Article Not Applicable to the Company

ARTICLE 10   REGISTRATION RIGHTS

         10.1      Piggyback Registrations
         10.2      Registration Procedures
         10.3      Registration Expenses
         10.4      Indemnification
         10.5      Participation in Underwritten Registrations
         10.6      Termination of Registration Rights

ARTICLE 11   MISCELLANEOUS

         11.1      Successors and Assigns
         11.2      Modifications and Amendments
         11.3      No Implied Waivers; Cumulative Remedies; Writing Required
         11.4      Reimbursement of Expenses
         11.5      Holidays
         11.6      Notices
         11.7      Survival
         11.8      Governing Law
         11.9      Jury Trial Waiver
         11.10      Severability
         11.11      Headings
         11.12      Counterparts
11.13 Integration	20 21 21 21 21 21 22 22 22 23 23 24 24 25 27 27 28 28 29 29 29 29 29 29 29 30 31 31 31 31 31 31

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SUBORDINATED CONVERTIBLE NOTE AND
WARRANT PURCHASE AGREEMENT

$400,000 Aggregate Principal Amount of
Notes of the Company
Due December 31, 2005
And Warrants to Purchase An Aggregate of 400,000 Shares of Common Stock

        THIS SUBORDINATED COVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of September 29, 2003, is by and among A4S Technologies, Inc., a Montana corporation (the “Company”), the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a “Purchaser” and collectively, “Purchasers”), and GREGORY PUSEY, as administrative agent for Purchasers (in such capacity “Agent”). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

        The parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

ARTICLE 1

DEFINITIONS

        1.1   Certain Definitions.   In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

        “Affiliate” shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term “control” (including the terms “controlled by” and “under common control with”) shall mean having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control and notwithstanding anything to the contrary herein, neither Purchasers nor any of their respective Affiliates shall be deemed to be Affiliates of the Company by virtue of the transactions contemplated in this Agreement.

        “Agent” shall have the meaning assigned to such term in the preamble hereto and any successor agent provided for hereunder.

        “Agreement” shall mean this Subordinated Convertible Note and Warrant Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Business” shall mean the principal business of the Company as set forth in Section 5.1(b) hereof and as such shall continue to be conducted following the purchase and sale of the Securities.

        “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Kalispell, Montana, are authorized or required by law to close.

        “By-laws” shall mean the by-laws or analogous instrument governing the operations of the Company, including all amendments and supplements thereto.

        “Capitalized Lease” shall mean any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

        “Change of Control” shall mean the occurrence of any of the following:

               (a)        any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of Company by Company representing in the aggregate more than 50% of its issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of Company by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding voting securities of Company on a fully diluted basis and the receipt of any consideration in connection therewith;

               (b)        a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of Company immediately prior to such transaction receive, in exchange for securities of Company owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of voting securities of Company and Underlying Common Stock hold less than 50% of the capital stock, calculated on a fully diluted basis, of the resulting corporation entitled to vote in the election of directors;

               (c)        a sale, transfer or other disposition of 50% or more of the assets of the Company; or

               (d)        any sale or issuance or series of sales or issuances of the Common Stock or any other voting security (or security convertible into, exchangeable for, or exercisable for any other voting security) of the Company within a 12-month period that results in a transfer of more than 50% of the issued and outstanding shares of voting stock of the Company or a transfer of more than 50% of the voting power of the Company.

        Provided, that, no effect shall be given to the conversion of any of the Notes in these calculations.

        “Charter Documents” shall mean the articles of incorporation, certificate of incorporation, certificate of limited partnership, certificate of limited liability the Company, articles of organization, certificate of organization, charter or analogous organic instrument filed with the appropriate Governmental Authorities of the Company, including all amendments and supplements thereto.

        “Closing” shall mean the closing of the purchase and sale of the Securities pursuant to this Agreement.

        “Closing Date” shall mean the date and time for delivery and payment of the Notes and Warrants as finally determined pursuant to Section 2.3 hereof.

        “Code” shall mean the Internal Revenue Code of 1986, as amended.

        “Common Stock” shall mean the common stock, without par value, of the Company.

        “Company” shall have the meaning assigned to such term in the introductory paragraph hereto.

        “Controlled Group” shall mean the “controlled group of corporations” as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Company is a part from time to time.

        “Default” shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

        “Environmental Laws” shall mean any Laws which address, are related to or are otherwise concerned with environmental, health or safety issues, including any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

        “Event of Default” shall mean any of the events of default described in Section 8.1 hereof.

        “Fiscal Year” or “fiscal year” shall mean each 12-month period ending on December 31 of each year.

        “Governmental Authorities” shall mean any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

        “Investment” as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

        “IRS” shall mean the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.

        “Laws” shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.

        “Lien” shall mean any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, whether such interest is based on common law, statute or contract.

        “Life Insurance” shall have the meaning assigned to such term in Section 4.1(c) hereof.

        “Material Adverse Effect” shall mean a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Company, individually and/or taken as a whole.

        “Notes” shall have the meaning assigned to such term in Section 2.1 hereof.

        “Options” shall mean options issued pursuant to the Company’s 2001 Stock Plan, subject to the restriction set forth in Section 7.2(c).

        “Other Taxes” shall have the meaning assigned to such term in Section 3.7 hereof.

        “Person” shall mean any individual, partnership, limited partnership, corporation, limited liability Company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

        “Piggyback Registration” shall have the meaning assigned to such term in Section 10.1 hereof.

        “Plan” shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), established or maintained by the Company or any member of the Controlled Group.

        “Properties and Facilities” shall have the meaning assigned to such term in Section 5.1(q) hereof.

        “Property” shall mean, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

        “Proprietary Rights” shall mean all patents, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, know-how, trade secrets and good will related to any of the foregoing, regardless of whether such are registered with any Governmental Authorities, including applications therefor.

        “Purchase Documents” shall mean this Agreement, the Notes, the Warrants and all other agreements, instruments and documents delivered in connection herewith or therewith as any or all of the foregoing may be supplemented or amended from time to time.

        “Purchaser” shall have the meaning assigned to such term in the introductory paragraph hereto.

        “Qualified IPO” means the consummation of a public offering of Common Stock to the general public under the Securities Act completed by the Company at a price per share of Common Stock of not less than $3.00 and in which the net proceeds to the Company are not less than $2,500,000, or any other public offering approved by the Required Purchasers.

        “Registrable Securities” shall mean any shares of Common Stock purchased upon the conversion of any Note and the exercise of any Warrant (it being understood that exercise of the Warrant shall include exercise pursuant to either Section 1.1 of the Warrant or exercise of the conversion right pursuant to Section 1.2 of the Warrant).

        “Required Purchasers” shall mean, at any time, Purchasers holding a pro rata percentage of the outstanding principal amount of the Notes aggregating at least 50% at such time.

        “SEC” shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

        “Securities Act” shall mean the Securities Act of 1933, as amended.

        “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

        “Subsidiary” of any corporation shall mean any other corporation or limited liability company of which the outstanding capital stock possessing a majority of voting power in the election of directors (otherwise than as the result of a default) is owned or controlled by such corporation directly or indirectly through Subsidiaries.

        “Transaction Documents” shall have the meaning assigned to such term in Section 5.1(f) hereof.

        “Transactions” shall mean the incurrence of debt as contemplated by this Agreement, the Notes and all other agreements contemplated hereby and thereby.

        “Underlying Common Stock” shall mean (a) the Common Stock issued or issuable upon conversion of the Notes, (b) the Common Stock issued or issuable upon exercise of the Warrants (it being understood that exercise of the Warrant shall include exercise pursuant to either Section 1.1 of the Warrant or exercise of the conversion right pursuant to Section 1.2 of the Warrant), and (c) any equity securities issued or issuable with respect to the securities referred to in clauses (a) and (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

        “Warrants” shall have the meaning assigned to such term in Section 2.1 hereof.

        1.2   Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied (“GAAP”), unless such principles are inconsistent with the express requirements of this Agreement.

        1.3   Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words “hereof” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall “continue” or be “continuing” until such Default or Event of Default has been cured or waived by Agent and Purchasers. References in this Agreement to any Persons shall include such Persons’ successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the Montana Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.

ARTICLE 2

ISSUE AND SALE OF NOTES AND WARRANTS

        2.1   Authorization and Issuance of the Notes and Warrants. The Company has duly authorized the issuance and sale to Purchasers of up to $400,000 in aggregate principal amount of the Company’s Subordinated Convertible Promissory Notes Due December 31, 2005 (including any Notes issued in substitution therefor pursuant to Sections 6.6 and 6.7 hereof, the “Notes”), to be substantially in the form of the Note attached hereto as Exhibit A, and Warrants to purchase up to 400,000 shares of Common Stock at $1.00 per share (the “Warrants”), to be substantially in the form of the Warrant attached hereto as Exhibit B.

        2.2   Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, (a) the Company shall sell to Purchasers for an aggregate amount of $325,325, and Purchasers shall purchase from the Company, in an amount equal to the pro rata portion of the Notes as set forth on Annex A, the Notes in the aggregate principal amount of $325,000 and, for $325, in the amounts set forth on Annex A, the Warrants to purchase up to an aggregate of 325,000 shares of Common Stock.

        2.3   The Closing. Delivery of and payment for the Notes (the “Closing”) shall be made at the offices of Patton Boggs LLP, 1660 Lincoln Street, Ste. 1900, Denver, Colorado, commencing at 10:00 a.m., local time, on September 29, 2003, or at such place or on such other date on or before October 6, 2003 as may be mutually agreeable to the Company and Purchasers. The date and time of the Closing as finally determined pursuant to this Section 2.3 are referred to herein as the “Closing Date.” Delivery of the Notes and Warrants shall be made to Purchasers against payment of the purchase price therefor, by check or by wire transfer of immediately available funds in the manner agreed to by the Company and Purchasers. The Notes and the Warrants shall be issued in such name or names and in such permitted denomination or denominations as set forth in Annex A or as Purchasers may request prior to the Closing Date.

      2.4   Subsequent Sales of Notes and Warrants.

        At any time on or before the 30th day following the Closing Date, the Company may sell up to the balance of the total offering of $400,400, consisting of $400,000 aggregate principal amount of the Notes and Warrants to purchase up to an aggregate of 400,000 shares of Common Stock not sold at the Closing to such persons (the “Additional Purchasers”) as may be approved by the Board of Directors of the Company. The Company may also make subsequent sales of the Notes and Warrants up to the balance of the total offering of an aggregate principal amount of $400,400 of the Notes and Warrants at such later time as may be approved by the Board of Directors of the Company and the Required Purchasers. All such sales made at any additional closings (each an “Additional Closing”), (a) shall be made on the terms and conditions set forth in this Agreement (b) the representations and warranties of the Company set forth in Article 5 shall speak as of the Closing and the Company shall have no obligation to update any such disclosure, and (c) the representations and warranties of the Additional Purchasers in Article 6 hereof shall speak as of such Additional Closing. This Agreement may be amended by the Company without the consent of the Purchasers to revise Annex A to include information relating to Additional Purchasers. Any Notes and Warrants sold pursuant to this Section 2.4 shall be deemed to be “Notes” and “Warrants” for all purposes under this Agreement, and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

ARTICLE 3

REPAYMENT OF THE NOTES

        3.1   Interest Rates and Interest Payments. The Company covenants and agrees to make payments to the Purchasers of accrued interest on the Notes on December 31, 2005. The Notes will bear interest on the outstanding principal amount thereof at a fixed rate equal to 6% per annum. Interest on the Notes will be computed on the basis of a year of 360 days, composed of 12, 30-day months, and the actual number of days elapsed.

        3.2   Repayment of the Notes. The Company covenants and agrees to repay to Purchasers the unpaid principal balance of the Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder on December 31, 2005. Upon the agreement of the Company and the Required Purchasers, the maturity date may be extended, but to no later than December 31, 2006.

        3.3   Optional Prepayment of Notes. Upon the agreement of the Company and the Required Purchasers, the Company may prepay to Purchasers, the outstanding principal amount of the Notes in whole or in part in multiples of $5,000, or such lesser amount as is then outstanding, plus the accrued interest to the date set for prepayment:

        3.4   Notice of Optional Prepayment. If the Company, with the agreement of the Required Purchasers, shall elect to prepay any Notes pursuant to Section 3.3 hereof, the Company shall give notice of such prepayment to Purchasers and each holder of the Notes to be prepaid not less than 30 days or more than 90 days prior to the date fixed for prepayment, specifying (a) the date on which such prepayment is to be made, (b) the principal amount of such Notes to be prepaid on such date, and (c) accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the president of the Company that such prepayment is being made in compliance with Section 3.3 hereof. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon shall become due and payable on the prepayment date set forth in such notice.

        3.5   Mandatory Prepayment. The Notes shall be prepaid in full, together with all interest and expenses, as if such prepayment were a voluntary prepayment, in the event of a Change of Control, unless, in each case, the Required Purchasers agree otherwise.

        3.6   Payment. The Company will pay all sums becoming due on such Note for principal and interest to Purchasers and at the addresses specified on the signature page to this Agreement or at such other addresses as Purchasers shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each holder of a Note shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal executive office.

        3.7   Maximum Lawful Rate. This Agreement, the Notes, the Warrants and the other Purchase Documents are hereby limited by this Section 3.7. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchasers exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Purchasers in excess of the maximum amount permissible under such applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Agent or Purchasers shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by Purchasers, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Company.

        3.8   Certain Waivers. The Company unconditionally waives (a) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (b) any rights of rescission, setoff, counterclaim or defense to payment under the Notes.

ARTICLE 4

CONDITIONS

        4.1   Conditions to Purchase of Securities. The obligation of Purchasers to purchase and pay for the Notes and Warrants s subject to the satisfaction, prior to or at the Closing, of the following conditions:

               (a)        Representations and Warranties True. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

               (b)        Material Adverse Change. There will have been no material adverse change in the business of the Company since July 31, 2003.

               (c)        Life Insurance. The Company shall have delivered to Agent a copy of the policy or communication from the insurance agent or insurance company in form and substance satisfactory to the Agent that a paid life insurance policy by a carrier reasonably acceptable to Agent insuring the life of Michael Siemens in the amount of $500,000 naming the Company as the beneficiary has been issued (the “Life Insurance”).

               (d)        Closing Documents. The Company shall have delivered or caused to be delivered to Agent all of the following documents in form and substance satisfactory to Agent:

(i) one or more Notes (as designated by Agent and Purchasers pursuant to Section 2.1 and Annex A hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Company;

(ii) one or more Warrants (as designated by Agent and Purchasers pursuant to Section 2.1 and Annex A hereof) in aggregate original amounts as set forth herein, duly completed and executed by the Company;

(iii) a copy of the Charter Documents and Bylaws of the Company, certified by the President of the Company as of the Closing Date;

(iv) copies of the resolutions duly adopted by the Company’s board of directors authorizing the execution, delivery and performance by the Company of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the Company is a party, and the consummation of all of the other Transactions, certified as of the Closing Date by the president or secretary of the Company;

(v) a certificate dated as of the Closing Date from an officer of the Company stating that the conditions specified in this Section 4.1 have been fully satisfied or waived by Agent; and

(vi) such other documents relating to the Transactions contemplated by this Agreement as Agent may reasonably request.

               (e)        Proceedings. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to Agent and to Purchasers.

               (f)        Waiver. Any condition specified in this Section 4.1 may be waived by Agent; provided that no such waiver will be effective against Agent unless it is set forth in a writing executed by Agent.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        5.1   Representations and Warranties of the Company. As a material inducement to Agent and Purchasers to enter into this Agreement and purchase the Notes, the Company hereby represents and warrants to Agent and Purchasers as follows:

               (a)        Organization and Power. The Company is duly organized, validly existing and in good standing under the laws of its state of organization. The Company has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions, and is qualified to do business in every jurisdiction where the failure to so qualify might reasonably be expected to have a Material Adverse Effect. The Company has its principal place of business in Kalispell, Montana. The copies of the Charter Documents and By-Laws of the Company that have been furnished to Agent reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

               (b)        Principal Business. The Company is primarily engaged in the business of software development and hardware integration specializing in real-time audio and video streaming, compression, storage and management technologies for surveillance applications (the “Business”).

               (c)        Financial Statements and Financial Projections.

(i) Financial Statements. The Company has delivered to Agent copies of its audited year-end financial statements for and as of the end of the fiscal year ended December 31, 2000 and unaudited financial statements for and as of the fiscal years ended December 31, 2001 and December 31, 2002 (the “Annual Statements”). The Annual Statements were compiled from the books and records maintained by the Company’s management, are correct and complete and fairly represent the financial condition of the Company as of their dates and the results of operations for the periods then ended. The Company has delivered to Agent copies of its unaudited financial statements for and as of the seven-month period ended July 31, 2003 (the “Interim Statements”).

(ii) Financial Projections. The Company delivered to Agent on September 19, 2003 financial projections of the Company for the period January 1, 2003 through December 31, 2005 derived from various assumptions of the Company’s management (the “Financial Projections”). The Financial Projections represent reasonable possible results in light of the history of the Business and the Company, present and foreseeable conditions and the intentions of the Company’s management. The Financial Projections accurately reflect the liabilities of the Company upon consummation of the transactions contemplated hereby as of the Closing Date.

(iii) Accuracy of Financial Statements. Except as a result of the Transactions and liabilities incurred in the ordinary course of business since July 31, 2003, the Company does not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Interim Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Company, which may cause a Material Adverse Effect.

               (d)        Capitalization and Related Matters. As of the Closing Date and immediately thereafter, the authorized capital stock of the Company and the shares of stock that are issued, outstanding and reserved for issuance upon exercise of warrants and Options and conversion of the Notes are as set forth on Schedule A. As of the Closing Date, the Company will not have outstanding any capital stock or securities convertible or exchangeable for any shares of its capital stock other than the warrants, Options and Notes as set forth in Schedule A, and will not have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, other than the warrants and Options as set forth in Schedule A. As of the Closing Date, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as set forth herein and the Charter Documents, respectively, as in effect on the date hereof. As of the Closing, all of the outstanding shares of the Company’s capital stock will be validly issued, fully paid and nonassessable. There are no statutory or contractual stockholders’ preemptive rights with respect to the issuance of the Notes hereunder. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Notes hereunder do not require registration under the Securities Act or any applicable state securities laws.

               (e)        Subsidiaries. The Company does not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person, and the Company has no Subsidiaries.

               (f)        Authorization; No Breach. The execution, delivery and performance of this Agreement, the other Purchase Documents and all other agreements, instruments, certificates and documents contemplated hereby and thereby to which the Company is a party (collectively, the “Transaction Documents”), and the consummation of the Transactions have been duly authorized by the Company. The execution and delivery by the Company of the Transaction Documents and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon any of the Company’s capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or to which it or its assets are subject.

               (g)        Governmental Approvals. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by the Company.

               (h)        Enforceability. This Agreement constitutes, and each of the other Transaction Documents when duly executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

               (i)        No Material Adverse Change. Since July 31, 2003, there has been no event or occurrence that is likely to have a Material Adverse Effect.

               (j)        Litigation. There are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Company’s management after due inquiry, threatened against or filed by or affecting the Company or any of its directors or officers or the businesses, assets or rights of the Company. The Company and its directors or officers shall promptly provide Agent with a copy of all pleadings of all lawsuits filed against others and, in the case of other actions, a letter stating the nature of such suits and a copy of all pleadings.

               (k)        Compliance with Laws. The Company is not in violation of any applicable Law in any material respect. The Company is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority. The Company is not in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority, and there is no investigation, enforcement action or regulatory action pending or threatened against or affecting the Company by any Governmental Authority. There is no remedial or other corrective action that the Company is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect. During the past ten (10) years, none of the officers, directors or management of the Company have been arrested or convicted of any material crime nor have any of them been bankrupt or an officer or director of a bankrupt the Company.

               (l)        Environmental Protection. The business of the Company, the methods and means employed by the Company in the operation thereof (including all operations and conditions at or in the properties of the Company), and the assets owned, leased, managed, used, controlled, held or operated by the Company, comply in all material respects with all applicable Environmental Laws; (ii) with respect to the Properties and Facilities, and except as disclosed in the Environmental Schedule, the Company has obtained, possess, and is in full compliance with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required under any Environmental Laws

               (m)        Taxes. The Company has filed or caused to be filed all Federal, state and local tax returns that are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes.

               (n)        Labor and Employment. The Company is and each of its Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Company or any such Plan. The Company is in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.

               (o)        Properties; Security Interests. The Company has good and marketable title to, or valid leasehold interests in, all of the material assets and properties used or useful by the Company in the Business (collectively, the “Properties and Facilities”), subject to no Liens, except for liens in favor of First Interstate Bank, Kalispell, Montana, to secure repayment of a note for $22,327 to purchase an automobile and funds which may be advanced not to exceed $36,612 pursuant to a letter of credit. All of the Properties and Facilities are in good repair, working order and condition and all such assets and properties are owned by the Company free and clear of all Liens, except as noted in the immediately preceding sentence. The Properties and Facilities constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of the Business.

               (p)        Intellectual Property; Licenses. The Company possesses all Proprietary Rights necessary to conduct the Business as heretofore conducted or as proposed to be conducted by it. All Proprietary Rights registered in the name of the Company and applications therefor filed by the Company are listed on the “Intellectual Property Schedule,” attached hereto as Schedule B. No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. The Company does not have notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Company’s ability to retain or obtain any authorization necessary for the operation of the Business.

               (q)        Solvency. After giving effect to the Transactions, (i) the fair value of the assets of the Company, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Company will be able to pay its debts and liabilities, whether subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Company will not have unreasonably small capital with which to conduct the Business in which it is engaged as such Business is now conducted and is proposed to be conducted following the Closing Date.

               (r)        Complete Disclosure. All factual information furnished by or on behalf of the Company to Agent for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of the Company will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

               (s)        Side Agreements. Neither the Company nor any Affiliate of the Company nor any director, officer or employee of the Company or any of its Affiliates has entered into, as of the date hereof, any side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Company or Affiliate agreed to do anything beyond the requirements of the formal, written contracts executed by the Company and disclosed to Purchasers and Agent herein.

               (w)        Product Liabilities. There are no product recalls, trade disputes, product liabilities or product tampering claims now pending, threatened against or made by or affecting the Company or any of its directors, officers or employees or the businesses, assets or rights of the Company.

        5.2   Absolute Reliance on the Representations and Warranties. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Agent or Purchasers or on Agent’s or Purchasers’ behalf.

ARTICLE 6

TRANSFER OF SECURITIES

        6.1   Purchase Entirely for His Own Account. This Agreement is made with the Purchasers in reliance upon each Purchaser’s representation to the Company that the Notes and the Warrants will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with the view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Notes or the Underlying Common Stock. The Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person with respect to any of the Notes, any of theWarrants or the Underlying Common Stock.

        6.2   Disclosure of Information. Each of the Purchasers has had the opportunity to ask questions of, and receive answers from officers and directors of the Company to obtain additional information regarding the Company and this Offering. The Purchaser has been given access to full and complete information regarding the Company and has utilized such access to the Purchaser’s satisfaction for the purpose of obtaining such information regarding the Company as the Purchaser has reasonably requested. Such information includes the terms and conditions of the offering of the Notes and Warrants to the Purchasers, and the plan of operations of the Company’s business and financial condition of the Company.

        6.3   Investment Experience. Each of the Purchaser represents as to himself, that he is an investor in securities with companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Notes and Warrants.

        6.4   Restricted Securities. Purchasers acknowledge that the Notes, the Warrants and the Underlying Common Stock have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

        6.5   Legends. The Company may place an appropriate legend on the Notes and the Warrants owned by Purchasers or the Underlying Common Stock concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by Purchasers or any of its successors or assignees of all or any part of the Notes or Warrants, the term “Purchaser” as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Notes or Warrants, or portion thereof.

        6.6   Transfer of Notes. Subject to Sections 6.4 and 6.5 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $10,000 in original principal amount), by surrendering such Note to the Company duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Company shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled and shall provide notice of such transfer to Agent. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the Company and Agent of such assignment specifying the new holder’s name and address; in such case, the Company shall promptly acknowledge such assignment in writing to both the old and new holder. The Company shall not be required to recognize any subsequent holder of a Note unless and until the Company has received reasonable assurance that all applicable transfer taxes have been paid.

        6.7   Replacement of Lost Notes. Upon receipt of evidence reasonably satisfactory to the Company of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, the Company shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to the Company; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish the Company with an indemnity in writing to save it harmless in respect of such replaced Note.

        6.8   No Other Representations Affected. Nothing contained in this Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Purchaser.

        6.9   Advice of Counsel. Purchaser acknowledges that he has obtained advice from independent counsel and his own investment advisors with respect to this Agreement and his investment in the Notes and the Warrants to the extent that he desires to do so. Purchaser is not relying on any representations, except those set forth in this Agreement, or any advice from the Company, the Company’s counsel (the Crowley Law Firm and Patton Boggs, LLP) or any of the Company’s officers, directors, attorneys or other representatives regarding this Agreement, its content or effect.

        6.10   No Other Representations Affected. Nothing contained in this Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Purchaser.

ARTICLE 7

COVENANTS

        7.1   Affirmative Covenants. The Company covenants that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, and, thereafter, so long as any of the Purchasers own any Underlying Common Stock, the Company shall:

               (a)        Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

               (b)        Businesses and Properties; Compliance with Laws. At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, patents, copyrights, trademarks and trade names, and any other trade names which may be material to the conduct of its businesses; (ii) comply in all material respects with all laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable laws and regulations, (iii) take all action which may be required to obtain, preserve, renew and extend all rights, patents, copyrights, trademarks, trade names, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep their property in good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

               (c)        Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto.

               (d)        Financial Statements; Reports. Furnish to Agent:

(i) Quarterly Statements. Within 45 calendar days after the end of each fiscal quarter, financial statements (including a balance sheet and income statements) showing the financial condition and results of operations of the Company as of the end of each such quarter and for the then elapsed portion of the current fiscal year, accompanied by a certificate of the President that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same,

(ii) Additional Information. Promptly, from time to time, such other information regarding the compliance by the Company with the terms of this Agreement, and the affairs, operations or condition (financial or otherwise) of the Company as Agent may reasonably request and that is capable of being obtained, produced or generated by the Company or of which the Company has knowledge.

               (e)        Litigation and Other Notices. Give Agent prompt written notice of the following:

(i) Orders; Injunctions. The issuance by any court or Governmental Authorities of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

(ii) Litigation. The notice, filing or commencement of any action, suit or proceeding against the Company whether at law or in equity or by or before any court or any Governmental Authorities and that, if adversely determined against the Company, could result in uninsured liability in excess of $50,000 in the aggregate.

(iii) Default. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.

(iv) Material Adverse Effect. Any development in the business or affairs of the Company that could reasonably be expected to have a Material Adverse Effect.

(v) Board Meetings. Written notice of each regular meeting of the Company’s board of directors at least 30 days in advance of such meeting and prior written notice of each special meeting of the Company’s board of directors at least seven (7) days in advance of such meeting, but in any case such notice shall be delivered no later than the date on which the members of the board of directors are notified of such meeting. In addition, the Company will send Agent copies of all reports and materials provided to members of the board of directors at meetings or otherwise.

(vii) Product Liabilities. The notice, filing or commencement of any product recall, trade dispute, product liability or product tampering claim threatened against or made by or affecting the Company or any of its directors, officers or employees or the businesses, assets or rights of the Company, which recall, dispute, liability or tampering claim, if adversely determined against the Company, could result in liability in excess of $50,000 in the aggregate.

               (f)        Board of Directors.

(i) The Company’s board of directors shall meet at least once per calendar quarter.

(ii) Agent shall be elected as a member of the Board of Directors of the Company as of the Closing Date and shall so serve until payment in full of the Notes.

               (g)        Common Stock Reserve. Maintain in reserve, at all times that the Notes are unpaid, Common Stock for issuance upon conversion of the Notes.

               (h)        Use of Proceeds. The proceeds from the sale of the Notes and Warrants substantially in accordance with the Use of Proceeds set forth in Schedule C.

               (i)        Further Assurances. The Company will with reasonable promptness, execute and deliver to each Purchaser, from time to time, upon the reasonable request of such Purchaser, such supplemental agreements, statements, assignments and transfers, or instructions on documents as any Purchaser may request in order that the full intent of this Agreement and the other Transaction Documents may be carried into effect.

        7.2   Negative Covenants. The Company covenants that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

               (a)        Affiliate Transactions. The Company shall not make any loan or advance to any director, officer or employee of the Company or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Company, except pursuant to the reasonable requirements of the Company’s business and upon fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate.

               (b)        Dividends and Stock Purchases. The Company shall not, directly or indirectly, declare or pay any dividends or make any distribution of any kind on its outstanding capital stock or any other payment of any kind to any of its stockholders or its Affiliates without first obtaining the consent of the Required Purchasers.

               (c)        Stock Issuances. The Company shall not issue to employees or consultants shares of Common Stock or Options in excess of 112,000 shares without first obtaining the consent of the Required Purchasers.

               (d)        Business. The Company shall not engage, directly or indirectly, in any business other than the Business without first obtaining the consent of the Required Purchasers.

ARTICLE 8

EVENTS OF DEFAULT

       8.1    Events of Default. An "Event of Default" means the occurrence of one or more of the following described events:

               (a)        the Company shall default in the payment of interest or principal on any Note when due, whether at maturity, upon notice of prepayment in accordance with Sections 3.3 or 3.4 hereof, upon any scheduled payment date or by acceleration or otherwise;

               (b)        the Company shall default under any agreement under which any Indebtedness in an aggregate principal amount of $50,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness;

               (c)        any material representation or warranty herein made by the Company, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

               (d)        a default or event of default shall occur under any of the other Purchase Documents, beyond any applicable notice or cure periods;

               (e)        the Company shall default in the performance of any covenant, condition or provision of this Agreement, the Notes or the other Purchase Documents, and such default shall not be remedied to Required Purchasers’ reasonable satisfaction for a period of 20 days of the earlier of (i) written notice from a Agent of such default or (ii) actual knowledge by the Company of such default;

               (f)        a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 60 days;

               (g)        the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing;

               (h)        a final judgment which, with other undischarged final judgments against the Company, exceeds an aggregate of $50,000 (excluding judgments to the extent the Company is fully insured or the deductible or retention limit does not exceed $50,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against the Company if, within 30 days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 30 days after the expiration of any such stay, such judgment shall not have been discharged; and/or

               (i)        a Change of Control shall have occurred.

        8.2   Consequences of Event of Default (a) Bankruptcy. If an Event of Default specified in paragraphs (f) or (g) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of the Company to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

               (b)        Other Defaults. If any other Event of Default shall occur, Required Purchasers may at their option, by written notice to the Company, declare the entire unpaid balance of the Notes, and interest accrued thereon and all other liabilities of the Company hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

ARTICLE 9

THE AGENT

        9.1   Authorization and Action. Each Purchaser and each subsequent holder of any Note by its acceptance thereof, hereby designates and appoints Gregory Pusey as Agent hereunder and authorizes Gregory Pusey to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Purchase Documents, together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or otherwise exist for Agent. In performing his functions and duties hereunder, Agent shall act solely as agent for Purchasers and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Company or any of its successors or assigns. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable Laws. The appointment and authority of Agent hereunder shall terminate at the indefeasible payment in full of the Notes and related obligations.

        9.2   Delegation of Duties. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        9.3   Exculpatory Provisions. Agent shall not be liable for any action lawfully taken or omitted to be taken by it or him under or in connection with this Agreement (except for his own gross negligence or willful misconduct or, the breach of his obligations expressly set forth in this Agreement). Provided, however, the Agent shall not be liable for a breach of his obligations if such action was taken or omitted to be taken by Agent at the direction of the Required Purchasers. Agent shall not be responsible in any manner to any Purchaser for any recitals, statements, representations or warranties made by the Company contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Company to perform its obligations hereunder, or for the satisfaction of any condition specified in Article 4 hereof. Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

        9.4   Reliance. Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by him to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless he shall first receive such advice or concurrence of the Required Purchasers or all of Purchasers, as applicable, as he deems appropriate or he shall first be indemnified to his satisfaction by Purchasers; provided, that, unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the interests of Purchasers. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers.

        9.5   Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that Agent has not made any representations or warranties to it and that no act by Agent or hereafter taken, including, without limitation, any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by Agent. Each Purchaser represents and warrants to Agent that it has and will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Company and made its own decision to enter into this Agreement.

        9.6   Agent in its Individual Capacity. Agent, and each of his Affiliates, may make loans to, purchase securities from, provide services to, and generally engage in any kind of business with the Company or any Affiliate of the Company as though Agent were not Agent hereunder.

        9.7   Successor Agent. Agent may, upon 15 days’ notice to the Company and Purchasers, and Agent will, upon the direction of the Required Purchasers (other than Agent, in its individual capacity), resign as Agent. If Agent shall resign, then the Required Purchasers during such 15-day period shall appoint a successor Agent and if the Required Purchasers direct Agent to resign, such direction shall include an appointment of a successor Agent. If for any reason no successor Agent is appointed by the Required Purchasers during such 15-day period, then effective upon the expiration of such 15-day period, Purchasers shall perform all of the duties of Agent hereunder and the Company for all purposes shall deal directly with Purchasers. After any retiring Agent’s resignation hereunder as Agent, the provisions of Article 9 shall inure to his benefit as to any actions taken or omitted to be taken by him while he was Agent under this Agreement.

      9.8   Consent of Purchasers

               (a)        Except as expressly provided herein, Agent shall have the sole and exclusive right to monitor the Notes and the Purchase Documents related thereto, including, without limitation, the right to exercise all rights, remedies, privileges and options under this Agreement and under the other Purchase Documents.

               (b)        Notwithstanding anything to the contrary contained in Section 9.8(a) hereof, Agent shall not without the prior written consent of the Required Purchasers then holding Notes: (i) extend any payment date under the Notes, (ii) reduce any interest rate applicable to any of the Notes, (iii) waive any Event of Default, (iv) compromise or settle all or a portion of the Indebtedness under the Notes, (v) release any obligor from the Indebtedness under the Notes except in connection with full payment and satisfaction of all Indebtedness under the Notes, (vi) amend the definition of Required Purchasers, or (vii) amend this Section 9.8(b).

               (c)        Notwithstanding anything to the contrary contained in Section 9.8(a) hereof, and subject to any applicable limitation set forth in Section 9.8(b) hereof, Agent shall not, without the prior written consent of Required Purchasers: (i) consent to the Company taking any action that, if taken, would constitute an Event of Default under this Agreement or under any of the other Purchase Documents or (ii) amend or modify or agree to an amendment or modification of this Agreement or other Purchase Documents.

               (d)        After an acceleration of the debt owed pursuant to the Notes, Agent shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Purchasers and, unless otherwise directed in writing by Required Purchasers, to exercise or refrain from exercising any and all rights, remedies, privileges and options under this Agreement or the other Purchase Documents and available at law or in equity to protect the rights of Agent and Purchasers and collect the debt owed pursuant to the Notes, including, without limitation, instituting and pursuing all legal actions brought against the Company or to collect the debt owed pursuant to the Notes, or defending any and all actions brought by the Company or other Person; or incurring expenses or otherwise making expenditures to protect the collateral, the Notes or Agent’s or any Purchaser’s rights or remedies.

        9.9   This Article Not Applicable to the Company. This Article 9 is included in this Agreement solely for the purpose of determining certain rights as between Agent and Purchasers and does not create, nor shall it give rise to, any rights in or obligations on the part of the Company and all rights and obligations of the Company (other than as specifically set forth herein) under this Agreement shall be determined by reference to the provisions of this Agreement other than this Article 9.

ARTICLE 10

REGISTRATION RIGHTS

      10.1 Piggyback Registrations.

               (a)        Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice (in any event within three (3) Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities with respect of the proposed offering at least 15 days before the initial filing with the SEC of such registration statement, and offer to include in such filing such Registrable Securities as any such holder may request. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this Section 10.1 shall advise the Company in writing within 15 days after the date of receipt of such notice from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities.

               (b)        The registration expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations to the extent provided in Section 10.3 hereof.

               (c)        If a Piggyback Registration is an underwritten primary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration: (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of the securities requested to be included in such registration.

               (d)        If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration, the Registrable Securities requested to be included in such registration, pro rata among the holders of other securities requested to be included in such registration.

      10.2 Demand Registration Rights .

               (a)        If, at any time 180 days or more after a Qualified IPO, the Company receives a written request by the holders of a majority of the Registrable Securities to effect the registration under the Securities Act of the Registrable Securities, the Company shall follow the procedures described in this Section 10.2. Within five (5) days of its receipt of such request, the Company shall give written notice of such proposed registration (a “Demand Registration”) to all holders of Registrable Securities, and thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on a form of general use under the Securities Act of the shares it has been requested to register in such initial request and in any response to such notice given to the Company within 20 days after the Company’s giving of such notice; provided, however, that the Company shall not be required to effect more than one Demand Registrations pursuant to this Section 10.2.

               (b)        The Company may not be required to effect a registration pursuant to this Section 10.2 during the first 180 days after the effective date of any registration statement filed by the Company under Section 10.1 hereof if the holders of Registrable Securities requesting registration have been afforded the opportunity to register in such registration all or a majority of their Registrable Securities.

               (c)        The Company may include in any registration under this Section 10.2 any other shares of Common Stock (including issued and outstanding shares of stock as to which the holders thereof have contracted with the Company for “piggyback” registration rights) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter of the shares of the stockholder or stockholders first demanding registration (if the offering is underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the stock sought to be registered by such demanding stockholder or stockholders pursuant to this Section 10.2.

        10.3   Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               (a)        prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective;

               (b)        prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for a period equal to the shorter of (i) one year and (ii) the time by which all securities covered by such registration statement have been sold;

               (c)        furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (d)        use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);

               (e)        notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (f)        provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

               (g)        enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

               (h)        make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

               (i)        otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (j)        permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

               (k)        in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

        10.4   Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Article 10, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company (all such expenses, other than discounts and commissions related to sales by the Purchasers, being herein called “Registration Expenses”), will be borne by the Company.

      10.5   Indemnification.

               (a)        The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

               (b)        In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder;

               (c)        Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               (d)        The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

        10.6   Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.

        10.7   Termination of Registration Rights. All registration rights granted under this Article 10 shall terminate two years after a Qualified IPO. In addition, the registration rights of a holder of Registrable Securities will expire if the Company is subject to the provisions of the Securities Exchange Act and all of the holder’s Registrable Securities may be sold under SEC Rule 144 during any ninety-day period.

ARTICLE 11

MISCELLANEOUS

        11.1   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (a) the Company may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder and (b) Purchasers shall have the right to assign their rights hereunder and under the Securities in accordance with Article 6 hereof.

        11.2   Modifications and Amendments. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by the Company, and to the extent such modification, amendment or waiver relates (a) to the Notes, such instrument must be executed by Agent on behalf of Purchasers upon satisfaction of the conditions set forth in Section 9.8 hereof, (b) to the Warrants, such instrument must be executed by the Holders of at least 50% of the Warrants, and (c) to the Underlying Common Stock, such instrument must be executed by the holders of at least 50% of the Underlying Common Stock.

        11.3   No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that Agent or Purchasers or any holder of Notes, Warrants or Underlying Common Stock would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing, satisfy the conditions set forth in Section 9.8 hereof and shall be effective only to the extent in such writing specifically set forth.

        11.4   Reimbursement of Expenses. The Company upon demand shall pay or reimburse Agent and Purchasers for all fees and expenses incurred or payable by Agent or Purchasers (including, without limitation, reasonable fees and expenses of special counsel for Agent and Purchasers), from time to time arising in connection with the enforcement of this Agreement or collection of the Notes.

        11.5   Holidays. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

        11.6   Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

to the Company:

A4S Technologies, Inc.
3973 MT Hwy 35
Kalispell, MT 59901
Attn: President
Fax: (406) 756-5174

with a copy to:

Crowley Law Firm
431 1st Avenue West
Kalispell, MT 59901
Attn: John Dudis, Esq.
Fax: 406-752-5108
           and
Patton Boggs, LLP
1660 Lincoln Street, Suite 1900
Denver, CO 80264
Attn: Robert M. Bearman, Esq.
Fax: (303) 894-9239

To Agent:

Gregory Pusey
106 S. University Blvd., #14
Denver, CO 80209
Fax: (303) 722-4011

to Purchasers:

As set forth on the signature page to this Agreement.

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.

        11.7   Survival. All representations, warranties, covenants and agreements of the Company contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes and shall continue in full force and effect so long as any Note is outstanding and until payment in full of all of the Company’s obligations hereunder or thereunder. All obligations relating to indemnification hereunder shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations.

        11.8   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MONTANA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

        11.9   Jury Trial Waiver. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        11.10   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

        11.11   Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        11.12   Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

        11.13   Integration. This Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

[remainder of page intentionally left blank; signature page follows]

SIGNATURE PAGE TO

SUBORDINATED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

A4S TECHNOLOGIES, INC.,
a Montana corporation

By: ________________________________
Name: ______________________________
Title: _____________________________

AGENT:

GREGORY PUSEY

_____________________________________

PURCHASERS:

[____________________________________]

By: ________________________________
Name: _______________________________
Title: ______________________________
Address: ___________________________

[____________________________________]

By: ________________________________
Name: _______________________________
Title: ______________________________
Address: ___________________________

[____________________________________]

By: ________________________________
Name: _______________________________
Title: ______________________________
Address: ___________________________

[____________________________________]

By: ________________________________
Name: _______________________________
Title: ______________________________
Address: ___________________________

[____________________________________]

By: ________________________________
Name: _______________________________
Title: ______________________________
Address: ___________________________